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                                                                      EXHIBIT 99

                                                     [WILLBROS GROUP, INC. LOGO]


April 4, 2005


To: The Members of the Board of Directors and Section 16 Officers of Willbros Group, Inc.

From:    Dennis G. Berryhill
         Corporate Secretary

Re: Notice of Blackout Period Under Section 306(a) of the Sarbanes-Oxley Act of 2002


Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR of the Securities and Exchange Commission ("SEC"), this memorandum is to notify you of the immediate effectiveness of a blackout period with respect to transactions described below by you in common stock and other equity securities of Willbros Group, Inc. ("Willbros") as a result of Willbros' March 31, 2005 announcement regarding the need to delay the filing of the Annual Report on Form 10-K for the year ended December 31, 2004. In light of such announcement, all purchases of the common stock of Willbros under the Willbros Employees' 401(k) Investment Plan and the 1996 Stock Plan and the Directors' Stock Plan (the "Plans") are also being suspended, effective immediately.

The blackout period under the Plans began on April 1, 2005 and with respect to transactions by you will begin immediately. At this time, we do not know when the blackout period is expected to end. As soon as such information becomes available, you will receive written notice.

During the blackout period you, as a director or executive officer of Willbros, are prohibited from purchasing, selling, transferring or otherwise engaging in transactions involving certain Willbros common stock or other equity securities, without regard to whether the transactions are under any of the Plans and including transactions in derivative securities. This prohibition applies to all equity securities of Willbros AND related derivative securities, including options and convertible notes. The prohibition covers not only transactions directly by you, but also those effected indirectly or by entities or persons through which you have a "pecuniary interest" in the securities (under the same principles that apply to your reporting requirements under Section 16 of the Securities Exchange Act of 1934) such as your immediate family members living with you or securities held in trust or by controlled partnerships or corporations.

The prohibition on purchases, sales, transfers and other transactions described in the immediately preceding paragraph applies only to common stock of Willbros (and derivatives of such securities) that you have acquired (or in which you have a pecuniary interest) in connection with your service or employment as a director or executive officer. It is important to note that any such security you sell or otherwise transfer, directly or indirectly, automatically will be presumed to have been acquired in connection with your service or employment unless you establish that the securities were acquired from another source, and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.


          C/O WILLBROS USA, INC. - 4400 POST OAK PARKWAY - SUITE 1000
                             - HOUSTON, TEXAS 77027
                      PHONE 713-403-8000 - FAX 713-403-8066


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There are certain very narrow exceptions to this prohibition. I strongly recommend that you consult me before entering into any transaction pursuant to a possible exception. As a reminder, this prohibition is in addition to the restriction on trading activity under the Willbros Insider Trading Policy. Once this blackout period ends, you will be permitted to resume transactions in Willbros common stock and other equity securities subject to the requirements of Willbros' Insider Trading Policy and applicable law.

Please note that Willbros has determined in accordance with Rule 104 of SEC Regulation BTR that it was unable to provide advance notice of this blackout.

If you have any questions regarding the blackout period, you may contact me at the following address or phone number:

Dennis G. Berryhill
c/o  Willbros USA, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, Texas  77027
Phone:  (713) 403-8043